United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 19, 2009

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	001-03896	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

299 East 950 South

Orem, Utah 84058

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bullion Monarch Mining, Inc. (the “Company”) announced the appointment of John DeMara to its Board of Directors.  Mr. DeMara will serve as an outside director on the Board and will also be appointed a member of the Company’s audit committee.   See Exhibit 99.1.

Mr. DeMara holds a Master’s of Accounting from Brigham Young University and has over 12 years of corporate accounting experience with Deloitte & Touche, LLP Tax Consulting and Advisory Services in San Francisco. In addition to being a CPA, Mr. DeMara is a member of the Society of Petroleum Accountants and has experience serving the energy development industry.

Item 7.01   Regulation FD Disclosure.

See Exhibit 99.1, a Press Release dated November 19, 2009, a copy of which is attached hereto and incorporated herein by reference.  The Company announces the appointment of John DeMara to its Board of Directors; and that in accordance with attorney recommendations, it has agreed to separate the claims in its lawsuit against Newmont USA Ltd., a subsidiary of Newmont Mining Corporation, and Barrick Gold Corporation, concerning unpaid royalties arising from the Carlin Trend in Nevada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	11/19/2009	By:	/s/ R. Don Morris
R. Don Morris
President

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